Asset Backed Securities Portfolio Analysis
Credit Suisse First Boston
ABSC 2005-HE4
5,360 records
Balance: 966,594,700
All records

Selection Criteria: All records
Table of Contents

1.

Summary

2.

Doc

3.

Loan Purpose

4.

LTYPE

5.

OCC

6.

LIEN

7.

State

8.

PTYPE

9.

OCC

1. Summary

WAC: 7.240
Wtd Avg FICO: 617
FICO lt 600: 39.22
FICO 600 650: 31.32
wtd avg CLTV: 79.92
CLTV eq 80: 28.20
CLTV gt 80.01: 41.80
LTV 95.01 to 100: 3.28
Prosup LTV 95.01 to 100: 3.28
Full Doc: 51.17
Full Doc RPRIN: 494597199.68
State Doc: 44.01
Purch %: 32.81
CO refi %: 58.47
Owner OCC: 95.08
Prepay Penalty: 77.08
Wtd Avg DTI: 40.40
ARM %: 0.00
2/28%: 76.76
3/27%: 4.89
1st Lien %: 97.41
Avg Loan Balance: 180334.83
# of Loans: 5360
Loan Bal < 100K: 10.19
Mtg Rates > 12%: 0.07
Manuf Housing (%): 0.00
Silent 2nd %: 22.24
IO Loan %: 17.48
IO FICO: 649
IO LTV: 82.99
IO DTI: 40.52

2. Doc

Doc	Percent Principal
Full Documentation	51.17
Limited Documentation	4.82
Stated Documentation	44.01
Total:	100.00

3. Loan Purpose

Loan Purpose	Percent Principal
Purchase	32.81
Refinance - Cashout	58.47
Refinance - Rate/Term	8.72
Total:	100.00

4. LTYPE

LTYPE	Percent Principal
2/28 ARM	61.29
2/28 ARM - 2 Yr IO	14.95
2/28 ARM - 5 Yr IO	0.53
3/27 ARM	2.89
3/27 ARM - 3 Yr IO	1.74
3/27 ARM - 5 Yr IO	0.26
Fixed Rate	18.35
Total:	100.00

5. OCC

OCC	Percent Principal
Investment Property	4.51
Primary Residence	95.08
Second Home	0.41
Total:	100.00

6. LIEN

LIEN	Percent Principal
1	97.41
2	2.59
Total:	100.00

7. State

State	Percent Principal
California	37.99
Other	62.01
Total:	100.00

8. PTYPE

PTYPE	Percent Principal
2-4 Unit	7.49
Condo	5.17
Modular Home	0.01
PUD - Attached	2.22
PUD - Detached	9.29
Single Family	75.82
Total:	100.00

9. OCC

OCC	Percent Principal
Investment Property	4.51
Primary Residence	95.08
Second Home	0.41
Total:	100.00

Credit Suisse First Boston
11 Madison Avenue
New York, New York 10010
www.csfb.com
Apr 14, 2005 14:39

Disclaimer:This material is provided to you solely for informational purposes, is intended for your use only and does not constitute an offer or commitment, a solicitation of an offer or commitment, or any advice or recommendation, to enter into or conclude any transaction (whether on the indicative terms shown or otherwise). This material has been prepared by CSFB based on assumptions and parameters determined by it in good faith. It is important that you (recipient) understand that those assumptions and parameters are not the only ones that might reasonably have been selected or that could apply in connection with the preparation of these materials or an assessment of the transaction described above. A variety of other or additional assumptions or parameters, or other market factors and other considerations, could result in different contemporaneous good faith analyses or assessment of the transaction described above. Past performance should not be taken as an indication or guarantee of future performance, and no representation or warranty, express or implied is made regarding future performance. Opinions and estimates may be changed without notice. The information set forth above has been obtained from or based upon sources believed by CSFB to be reliable, but CSFB does not represent or warrant its accuracy or completeness. This material does not purport to contain all of the information that an interested party may desire. In all cases, interested parties should conduct their own investigation and analysis of the transaction(s) described in these materials and of the data set forth in them. Each person receiving these materials should make an independent assessment of the merits of pursuing a transaction described in these materials and should consult their own professional advisors. CSFB may, from time to time, participate or invest in other financing transactions with the issuers of the securities referred to herein, perform services for or solicit business from such issuers, and/or have a position or effect transactions in the securities or derivatives thereof. Structured securities are complex instruments, typically involve a high degree of risk and are intended for sale only to sophisticated investors who are capable of understanding and assuming the risks involved. The market value of any structured security may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the credit quality of any issuer or reference issuer. Any investor interested in purchasing a structured product should conduct its own investigation and analysis of the product and consult with its own professional advisers as to the risks involved in making such a purchase.